Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated October 14, 2014 with respect to the consolidated financial statements of China Customer Relations Centers, Inc. and its subsidiaries for the years ended December 31, 2013 and 2012.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malone-bailey.com

Houston, Texas

October 14, 2014